EXBHIBIT 10.15

THIRD AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), is effective as of December 28, 2021 (the “Effective Date”), by and among WestFREIT Corp., a Maryland corporation (“Westridge Owner”), Damascus Centre, LLC, a New Jersey limited liability company (“Damascus Owner”), and Grande Rotunda, LLC, a Maryland limited liability company (“Rotunda Owner”; each also individually “Seller,” and collectively, “Seller”); and MCB Acquisition Company LLC, a Maryland limited liability company (“Purchaser”).

W I T N E S S E T H:

A.       Seller and Purchaser entered into that certain Purchase and Sale Agreement dated November 22, 2021 (the “Original Agreement”), as amended by the First Amendment to Purchase and Sale Agreement dated December 22, 2021 (the “First Amendment”), and as further amended by the Second Amendment to Purchase and Sale Agreement dated as of December 23, 2021 (the Second Amendment”, and together with the Original Agreement and the First Amendment, the “Agreement”) for the purchase of three (3) properties located in Maryland described in the Agreement as the Westridge Property, the Damascus Property and the Rotunda Property, and as more particularly described in the Agreement.

B.       The First Amendment extended the Due Diligence Period to 6:00 P.M. Eastern Time on December 23, 2021, and the Second Amendment further extended the Due Diligence Period to 3:00 P.M. Eastern Time on December 28, 2021.

C.       Seller and Purchaser have agreed to further amend the Agreement as set forth below in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Purchaser set forth below and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Seller and Purchaser agree as follows:

1.         Incorporation of Recitals. The recitals set forth above are hereby incorporated into and made a part of this Amendment.

2.        Definitions. Unless otherwise expressly provided herein, all capitalized terms not expressly defined herein shall have the same meanings ascribed to such terms in the Agreement.

3.       Amendment of Purchase Price. Section 2.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.1 Purchase Price.

(a)       The purchase price for the Properties (the “Purchase Price”) shall be Two Hundred Forty-Eight Million Seven Hundred Fifty Thousand Two Hundred Sixty Nine and 40/100 Dollars ($248,750,269.40) which shall be allocated among the Properties as follows:

Westridge Property:	$20,984,604.02
Damascus Property:	$36,685,066.72

Rotunda Property:	$191,080,598.66”

4.           Amendment to Closing Date. The Closing Date set forth in Section 3.1 of the Original Agreement is hereby amended to mean the earlier of (a) the date that is five (5) Business Days after Seller’s delivery of the Required Estoppel Certificates pursuant to Section 7.9 of the Original Agreement and (b) January 14, 2021. Any provisions of the Agreement to the contrary notwithstanding, Seller shall have no further right to extend the Closing Date beyond January 14, 2021.

5.           Deposit of Funds in the Post-Closing Lease Escrows. Seller and Purchaser agree that the first sentence of Section 2.2(a) of the Original Agreement is hereby amended by deleting the phrase “At Closing, a portion of the Purchase Price shall be held in escrow (the “Post-Closing Lease Escrow”) by the Escrow Agent” and substituting in lieu thereof “At Closing Purchaser shall deposit in escrow (the “Post Closing Lease Escrow”) with the Escrow Agent,” such that Purchaser, in lieu of Seller, shall be obligated to deposit in the Post-Closing Lease Escrow the following amounts for each of the Properties:

Westridge Property:	$1,015,395.98
Damascus Property:	$484,933.28
Rotunda Property:	$14,026,401.34

In addition, the form of agreement attached hereto as Exhibit A is hereby approved and shall serve as the Tenant Escrow Agreement for the Rotunda Property for purposes of the Agreement, and will serve as the basis for the form of Tenant Escrow Agreement for the Westridge Property and the Damascus Property, with all references to, and provisions for the benefit of, the “Lender” deleted.

6.            Expiration of the Due Diligence Period. Purchaser acknowledges and agrees that effective as of the Effective Date, the Due Diligence Period, which was extended pursuant to the First Amendment and the Second Amendment, is hereby expired.

7.           Full Force and Effect. Except as amended hereby, the Agreement remains unmodified and in full force and effect.

8.           Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

WestFREIT Corp.,
a Maryland corporation

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

Damascus Centre, LLC,
a New Jersey limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

Grande Rotunda, LLC,
a Maryland limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

[Signatures Continue on Following Page]

[Signature Page to Third Amendment to Purchase and Sale Agreement – MCB/Hekemian]

PURCHASER:

MCB Acquisition Company, LLC,
a Maryland limited liability company

By:	/s/ P. David Bramble
P. David Bramble
Executive Manager

[Signature Page to Third Amendment to Purchase and Sale Agreement – MCB/Hekemian]

Exhibit A

Form of Post-Closing Escrow Agreement